Exhibit 5


                                 SCHRECK MORRIS
                                Attorneys at Law
                           1200 Bank of America Plaza
                             300 South Fourth Street
                             Las Vegas, Nevada 89101
                        (702) 382-2101 FAX (702) 382-8135

                                 April 29, 1998


RCM Technologies, Inc.
2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey  08109

Ladies and Gentlemen:

          In connection with that certain Registration Statement on Form S-3 (the "Registration Statement") filed by RCM Technologies, Inc., a Nevada corporation (the "Company"), on April 29, 1998 under the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of an aggregate of up to 3,105,000 shares of the Company's common stock, par value $0.05 per share, of which (a) up to 2,914,980 shares may be issued and sold by the Company (the "Primary Shares") and (b) 190,020 shares will be sold by certain stockholders of the Company upon the exercise of stock options held by such selling stockholders (the "Secondary Shares" and, together with the Primary Shares, the "Shares"), you have requested our opinion with respect to the matters set forth below. In our capacity as special Nevada counsel to the Company, we are familiar with the proceedings taken and proposed to be taken by the Company and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records, and other instruments, and have obtained and relied upon such certificates, representations and assurances from the Company and public officials, as we have considered necessary or appropriate for the purposes of this opinion.

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RCM Technologies, Inc.
April 29, 1998
Page 2


          Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each natural person executing a document we examined has sufficient legal capacity to do so, (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iii) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

          Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

          (i) the Primary Shares have been duly authorized and, when issued and sold in the manner contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable; and

          (ii) assuming the due and proper exercise of the related stock options in accordance with the terms thereof, the Secondary Shares will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

          We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                        Yours very truly,

                                        /s/ Schreck Morris
                                        ----------------------------------
                                        SCHRECK MORRIS